UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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KL ENERGY CORPORATION
    (Name of Registrant as Specified in Charter)

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KL Energy Corporation
306 East Saint Joseph Street, Suite 200
Rapid City, South Dakota 57701

NOTICE OF ACTION BY WRITTEN CONSENT
IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS
May 2, 2011

To the Stockholders of KL Energy Corporation:

 We are hereby notifying the stockholders of KL Energy Corporation (“KL Energy” or the “Company”) of the action by written consent (the “Written Consent”) of stockholders holding a majority of the outstanding common stock of the Company with respect to the following matter:

1.	Elect five (5) members to the Company’s Board of Directors (the “Board”) to hold office until our next Annual Meeting of Stockholders and until their respective successors are elected and qualified.

Important notice regarding availability of Information Statement materials relating to the Written Consent:  The Information Statement relating to the Written Consent and the annual report to stockholders for the 2010 year are available at the Company’s website at www.klenergycorp.com.

Only stockholders of record of KL Energy common stock at the close of business on May 2, 2011, the record date, are entitled to receive the accompanying information statement relating to the Written Consent (the “Information Statement”).

By Order of the Board of Directors

/s/ Peter Gross
Peter Gross
Chief Executive Officer and President

May 2, 2011

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

THIS IS NOT A NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND
NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

INFORMATION STATEMENT

KL ENERGY CORPORATION
306 East Saint Joseph Street, Suite 200
Rapid City, South Dakota 57701

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

THIS IS NOT A NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND
NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

This Information Statement and the accompanying Annual Report will be mailed or given to the stockholders of the Company on or about May 2, 2011.  The Information Statement and the Annual Report to stockholders for the 2010 year will be available at the Company’s website at www.klenergycorp.com   on the same date as the mailing of materials to our stockholders.

Stockholders Entitled to Receive Information Statement

Stockholders as of the close of business on May 2, 2011 (the “Record Date”) are entitled to receive the Information Statement and Annual Report.  As of the Record Date, 50,893,309 shares of the Company’s common stock, par value $0.001, were issued and outstanding.

Required Approval

In order to be approved, each proposal being presented must receive the approval of holders of a majority of the issued and outstanding common stock of the Company.  Both the Company’s bylaws and Nevada corporate statutes permit our stockholders to act by written consent in lieu of a meeting of stockholders.  Stockholders owning greater than a majority of the issued and outstanding common stock have executed the Written Consent to:

•	Elect five (5) members to the Company’s Board of Directors (the “Board”) to hold office until our next Annual Meeting of Stockholders and until their respective successors are elected and qualified.

Niton Capital Investment, Niton Capital Advisors, Deutsche Bank Nominees (Jersey) Limited, Pedro de Boeck, Warcoing Sucre SA, David Litzen and add blue Consultoria, Ltda. have executed the Written Consent and represent an aggregate of 67.4% of the outstanding common stock of the Company.  We do not intend to solicit any proxies or consents from any other stockholders in connection with these actions.

Effective Date of Action

Pursuant to Rules of the Securities and Exchange Commission regarding the delivery of Information Statements, the Written Consent will become effective 20 calendar days after the date on which this Information Statement is first mailed to stockholders.

Notice Costs

The Company will pay the costs of furnishing this Information Statement and will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding Information Statement materials to the beneficial owners of common stock.

Annual Report on Form 10-K

A copy of the Company’s 2010 Annual Report on Form 10-K is enclosed.  The Annual Report will also be available at our website, which may be found at www.klenergycorp.com.

ITEM 1

ELECTION OF DIRECTORS

The Board of the Company currently has five (5) member positions all of a single class.  The Directors’ term continue until the next annual meeting of stockholders or until successors are duly elected and qualified.

Nominations to our Board are primarily governed by our bylaws.

Each of the nominees listed below is currently a Director of the Company. The following table describes: (1) the slate of Directors presented by the Board and approved pursuant to the Written Consent; (2) information regarding principal occupations and directorships with other public companies during at least the last five years; and (3) a summary of the experience, qualifications, attributes or skills that led the Board to conclude that such person should serve as a director as of the date of the filing of this information statement.

Board Nominees

Name	Age	Position and Experience
Alan Rae	52
Mr. Rae has over twenty-five years of diverse commercial experience in the automotive, financial and service industries as a consultant, business owner, and manager. Mr. Rae was a founder and served as CEO of O2Diesel Corp. and its preceding companies since 1997.  O2Diesel Corp. filed for Chapter 11 bankruptcy and was sold out of bankruptcy in 2009.  Mr. Rae had also been CEO of World Class Driving until it was sold in 2010.  Mr. Rae is currently a consultant to the Company Pelly Management.  Mr. Rae has also been a Director of Reostar Energy since 2007.  Mr. Rae studied Mechanical Engineering at Paisley College of Technology (now the University of the West of Scotland), Scotland.  Mr. Rae brings to the Board his significant managerial, financial, corporate governance and international business experience.

Pedro de Boeck	47
Mr. de Boeck has dedicated 20 years of his career in the management consulting business. Until the end of 2007, Mr. de Boeck was a partner of McKinsey & Company, an international consulting firm. During his 15 years at McKinsey, he has advised Senior Executives around the world, with a special focus on telecom and postal companies. He also was the worldwide leader of the postal practice of McKinsey & Company. From 1986 to 1990 he worked for Strategic Planning Associates, and was based in London and in Singapore. Mr. de Boeck is now an active investor, and currently sits on the Board of Directors of Briarde SA, Warcoing Sucre SA and Pajelima bvba.  During 2007 and 2008, Mr. de Boeck sat on the Board of Directors of McKinsey & Company, Iscal Sugar SA  and Cospaia SA .  Mr. de Boeck graduated in 1986 from the Solvay business school of the Free University of Brussels (Magna Cum Laude) and holds an MBA degree from INSEAD (1991).  Mr. de Boeck brings to the Board his significant consulting and investment advisor experience.

Alain Poncelet	42
Mr. Poncelet is a founding partner of Pluris Sustainable Investments SA, an Investment Management company focused on investing in sectors and opportunities at the forefront of the green and/or sustainable development. Mr. Poncelet started his career in Brussels in agricultural products trading. He moved to Mexico in 1993, where he specialized in coffee trading, ultimately taking responsibility for the Mexican coffee operation of a multinational group. He then joined the Starbucks Coffee Company, Switzerland in 2003 where, as Managing Director and Vice President, Coffee & Tea, he was responsible for the global coffee and tea procurement worldwide and the management of the company's Farmer Support Centers in Central America and Africa. Mr. Poncelet brings to the Board his significant investment advisor and international operations experience.

Alain Vignon	41
Mr. Vignon is a managing partner of Niton Capital Partners SA, a corporate finance and investment company active mostly in the energy and infrastructure industries. Prior to joining the group in 2007, Mr. Vignon headed the Corporate Finance division at LCF Rothschild in Geneva from 2002 to 2007. He advised several large companies (private or public) and private equity firms in sectors such infrastructure, energy, industrial and telecommunication mainly in Europe and Africa. Before joining LCF Rothschild, Mr. Vignon worked at JPMorgan and UBS Warburg in the Investment Banking division, in London and Zurich, in structured and acquisition finance from 1994 to 2001.  Mr. Vignon brings to the Board his significant financial and investment banking experience.

Thomas Schueller	58
Mr. Schueller has extensive business experience, including 10 years as a CPA with Arthur Andersen. Mr. Schueller was a financial officer of RPM Pizza, Inc. and developed and owned several businesses in Europe and the US. He was also the national President of Pizza World GmbH, and has 17 years of ownership of real estate development and financial companies in the United States.  From 1992 until 2008, Mr. Schueller owned and operated Equimax Properties LLC and Buyer’s Resource Realty. Mr. Schueller received his MBA in Finance from Michigan State University.  Mr. Schueller currently provides management consulting services to the Company pursuant to a consulting agreement described below.  During his career, Mr. Schueller acquired managerial and financial experience relevant to his service as the financial expert on the Company's Audit Committee.

 There are no family relationships among the executive officers or directors of the Company.

The affirmative vote of the holders of a majority of the Company’s common stock represented by written consents will be required for approval of this proposal.  Neither abstentions nor broker non-votes shall have any effect on the outcome of this vote.

MEETINGS AND COMMITTEES OF THE BOARD

Background

KL Energy Corporation (formerly known as Revive-it Corp.) was incorporated on February 26, 2007, in the State of Nevada, to engage in the development of skin care and cosmetic products. On September 30, 2008, we entered into an Agreement and Plan of Merger with KL Process Design Group LLC (“KLPDG”), which provided for the merger of KLPDG with and into our Company (the “Merger”).  As a result of the Merger, our Company acquired all of the assets and liabilities of KLPDG. The information included in this Information Statement relates to the period of time following the Merger and to the new executive officers in office following the Merger.

On February 24, 2009, the Company sold approximately 54% of its voting securities at that time to certain purchasers under the Purchase Agreement, described in the “Section 16(a) Beneficial Ownership Reporting Compliance” section below.  Certain of the purchasers (Niton Capital and Deutsche Bank Nominees (Jersey) Limited) were existing stockholders of the Company immediately prior to the transaction, and Pedro de Boeck and Warcoing Sucre SA became new stockholders upon closing of the Purchase Agreement.  Niton Capital received additional shares in May of 2009 in lieu of certain fees owed to them.  In addition, Deutsche Bank Nominees (Jersey) Limited and Mr. de Boeck purchased additional shares in August 2009.  These issuances are described in “Certain Relationships and Related Transactions” below.  The current ownership of these purchasers is reflected in the Table of Beneficial Ownership below.

Board Leadership Structure and Role in Risk Oversight

The Company is managed by a Chief Executive Officer that is separate from the Chairman of the Company’s Board.  The Company’s Board is actively involved in overseeing all material risks that face the Company.  The Board administers its oversight functions by regularly reviewing the operations of the Company and the executive officers’ management of the Company.

There are no arrangements known to the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Executive Officers

The following lists our current executive officers and information regarding their principal occupations during at least the last five years.

Name	Age	Position and Experience

Peter Gross	42
Chief Executive Officer, President and Treasurer
Mr. Gross has 15 years of international experience in the specialty chemical and biofuels industry as a project, business and marketing manager, consultant, business owner and investor. Mr. Gross founded, and since 2004 has served as managing partner of, add blue Consultoria Ltda., a consulting company established to develop business opportunities in the renewable energy and biofuels markets. From 2007 through 2008, he was involved in the sourcing, developing and managing of greenfield sugarcane projects for Alterna Agri-Energy Ltda. From 2006 through 2007, he engaged in general management and business development relating to biofuels for Conergy Group and from 2004 through 2007 he provided general management and business development services to 02Diesel Ltda. Mr. Gross speaks Portuguese, German, English and French and holds a degree in Business Administration from Bayreuth University in Germany.

Thomas Bolan	60
Chief Financial Officer
Mr. Bolan has served in his current position since April 2009. From October 2007 through December 2008, he was the Corporate Controller for O2Diesel Corporation. Prior to that, from 2002 through 2007, he was a consultant with Resources Connection, a publicly-traded international professional services firm. Mr. Bolan earned his CPA certificate in 1978 and holds a Masters Degree in Finance/Economics from the University of Connecticut.

During 2010, David Litzen resigned as Vice President of Engineering & Chief Technology Officer and Dennis Harstad resigned as Vice President of Plant Operations and Secretary.  Thomas Schueller resigned as Chairman of the Board in March 2011 but remained as a Director on the Company’s Board and assumed additional responsibilities as Director of Corporate Affairs.  Alan Rae was appointed by the Board to replace Mr. Schueller as Chairman of the Board.

Structure

The structure of our Board is described in Item 1 “Election of Directors” above.  There are no members of the Board that are believed by the Board to be an independent director as defined in the listing standards for the Nasdaq Global Market (“Nasdaq Listing Standards”). However, as a smaller reporting company, with our common stock quoted for trading on the Over-the-Counter Bulletin Board until our stock was deleted in March 2010, our directors are not required to be independent.  There are no family relationships among our directors and executive officers.

Our Board has an Audit Committee, a Compensation Committee, a Disclosure Committee and a Nominating and Governance Committee.  The membership, duties and responsibilities of each of these committees are described below.  All of these Committee charters are available for review at our website, www.klenergycorp.com.

Committees

Audit Committee

The Audit Committee held five meetings in 2010 and one in March 2011.  The current members of the Audit Committee are Messrs. Schueller, Poncelet and Rae. The Board has determined that each of the members of the Audit Committee is financially literate in accordance with the Nasdaq Listing Standards.  The Board has also determined that Mr. Schueller qualifies as an audit committee financial expert, as defined under Securities and Exchange Commission (the “Commission”) rules.

Under the Audit Committee Charter, the primary authority and responsibilities of the Audit Committee are to:

•	oversee the Company’s financial reporting processes;

•	provide oversight relating to the Company’s internal control over financial reporting and internal audit process and activities;

•	review and approve related party transactions;

•	prepare any report required by the Commission to be included in the Company’s annual proxy statement;

•
be directly responsible for the appointment, compensation, retention, termination and oversight of the work of the independent auditors and ensure compliance with independence requirements for auditors;

•	pre-approve all audit and non-audit services; and

•
establish and oversee the Company’s whistleblower policy regarding submission of reports of questionable accounting practices, internal accounting controls or auditing matters and the investigation, disposition and retention of such reports.

Compensation Committee

The Compensation Committee met once in 2010.  The current members of the Compensation Committee are Messrs. de Boeck (committee Chairman), Schueller and Rae.  None of the members of the Compensation Committee are employees of the Company.  See “Compensation Committee Interlocks and Insider Participation” .  The Compensation Committee has the power and authority of the Board to perform the following duties and to fulfill the following responsibilities:

•	Review and approve employment agreements or extensions proposed for the CEO and direct reports of the CEO;

•	Review and approve base salary increase recommendations for CEO and direct reports of the CEO;

•	Review and approve annual bonus metrics, targets and awards for executive officers;

•	Review and approve long-term incentive plan metrics, targets and awards for these persons;

•	Review and recommend to the Board any material employee compensation plan;

•	Review and approve any proposed grants or awards under a material employee compensation plan, and exercise such other power and authority as may be permitted or required under such plans;

•	Produce any annual report on executive compensation required to be included in the Company's proxy statement;

•	Review and approve any compensation to members of the Board;

•	Review annually the status of the management talent pool and development plans for key individuals;

•	Provide regular oversight of all severance agreements; and

•	Perform such other duties as may be delegated to it by the Board from time to time.

The Compensation Committee may delegate its authority to subcommittees.

Nominating and Governance Committee

The Nominating and Governance Committee did not meet in 2010. The current members of the Nominating Committee are Messrs. Rae (committee Chairman), Schueller and Vignon.  The Nominating Committee’s functions are to:

•	identify individuals qualified to become Board members, consistent with criteria approved by the Board;

•	assist the Board in determining the size and composition of the Board and its committees;

•	develop and recommend to the Board, and oversee the implementation of, the Company’s corporate governance guidelines; and

•	oversee the evaluation of the Board and its committees and of management.

The Nominating Committee identifies director candidates primarily by considering recommendations made by directors and management.  The Nominating Committee may also retain third parties to identify and evaluate director candidates.  When evaluating director candidates, the Nominating Committee considers a number of factors, such as the candidate’s background, skills, judgment, diversity and experience with companies of comparable business and size.  The Nominating Committee also considers the candidate’s experience in relation to the experience of other Board members, the candidate’s independence or lack of independence (as determined in accordance with the Nasdaq Listing Standards), and the candidate’s qualifications for committee membership.  The Nominating Committee does not assign any particular weight or priority to any of these factors and considers each director candidate in the context of the current needs of the Board as a whole.

The Nominating Committee will consider nominees recommended by stockholders; provided that the stockholder submits the director nominee and reasonable supporting material concerning the nominee by the due date for a stockholder proposal to be included in the Company’s proxy statement for the applicable annual meeting as set forth in the rules of the SEC then in effect. For more information, see “Submission of Stockholder Proposals” below.  Director candidates recommended by stockholders are evaluated in the same manner as candidates recommended by a Board member, management or a third party.  Therefore, the Board has not deemed it necessary to adopt a policy regarding consideration of candidates recommended by stockholders.

Disclosure Committee

The Disclosure Committee was formed to improve the Company’s internal controls and met three times in 2010 and once in March 2011. The current members of the Disclosure Committee are Messrs. Bolan (committee Chairman), Schueller, Rae, Gross and a representative of Pelly Management. .  The Disclosure Committee’s functions are to:

•	Meet at least quarterly to receive and solicit information throughout the Company that may be material and determine the need for, and timing of, disclosure.

•	Provide input to management regarding the integrity and effectiveness of the Company's disclosure controls and procedures.

•	Communicate with the executive officers regarding all relevant information gathered by the Committee and the effectiveness of the Company's disclosures controls and procedures.

Board Meetings

In 2010, the Board held nine meetings and held two meetings in the first quarter of 2011.  All members of the Board attended at least 75% of the aggregate of the total number of Board meetings and the total number of meetings held by all committees on which such director served during 2010.

Compensation Committee Interlocks and Insider Participation

During 2010, none of our executive officers served on the board or compensation committee of another company which had one of its executive officers serve as one of our directors or a member of our Compensation Committee.

CORPORATE GOVERNANCE

Code of Ethics

The Company has adopted a Code of Ethics applicable to all employees, including the Company’s principal executive officer, principal financial officer and to directors.  The Code concerns, among other things, compliance with applicable law, the avoidance of conflicts of interest, no trading by a person if the person is aware of information that may be considered material, a prohibition on taking corporate opportunities, competing fairly and honestly, the Company’s efforts to provide a safe and healthful work environment, recordkeeping, confidentiality, proper use of Company assets and payments to government personnel. A stockholder can request a free copy of the Code of Ethics by writing to the Corporate Secretary, at the corporate office of KL Energy Corporation at 306 East Saint Joseph Street, Suite 200, Rapid City, South Dakota, 57701, or obtain a copy of this document from our website www.klenergycorp.com .

Communicating with the Board of Directors

Any stockholder who wishes to contact a member of the Board of Directors of the Company may do so by sending an e-mail to our Chairman of the Board, Alan Rae, at arae@klenergycorp.com . Alternatively, a stockholder may contact directors by writing to the following address: Board of Directors, c/o Corporate Secretary, KL Energy Corporation, 306 East Saint Joseph Street, Suite 200, Rapid City, South Dakota, 57701. Communications received electronically or in writing will be distributed to all members of the Board as appropriate depending on the facts and circumstances outlined in the communication received. For example, if any complaints regarding accounting, internal accounting controls and auditing matters are received, the Secretary (or other designated recipient) will forward them to the Chairman of the Audit Committee for review.

Policy on Annual Meeting Attendance

While the Company has no policy on directors attending the annual meeting, members of the Board are encouraged to attend annual meetings of the Company’s stockholders.

COMPENSATION MATTERS

Elements of Executive Compensation Packages

Compensation packages awarded to the Company’s executive officers are comprised of base salary as well as potential annual cash bonus and equity incentive awards based on individually established performance measures.

Salary Determinations

Salary ranges for the Chief Executive Officer and other executives are based on an individual’s experience and prior performance, as well as the Company’s operating performance and the attainment of planned financial and strategic goals.  In addition, the Compensation Committee reviews compensation levels of similarly situated executives at companies in our industry similar in size to the Company when determining the target range of salary payable to the executive officers.  In determining their salaries and salaries for other officers, the Compensation Committee subjectively evaluates the experience, performance and attainment of initiatives, and no particular weight is given to any particular factor.  Annual salaries for the named executive officers are subject to the provisions of their respective employment agreements described below under the heading “Compensation of Executive Officers and Directors - Summary of Executive Employment Agreements” .

Bonus Determination

The Company may pay annual incentive bonuses.  Employment agreements contain maximum percentages of base salary that may be paid as annual bonuses.  Based on the Company’s performance in 2010 and the general state of the industry, the Compensation Committee determined there would be no 2010 bonus payments to executive officers.

Perquisites and Other Benefits

All Company executives are also entitled, subject to meeting certain eligibility requirements, to participate in the Company’s benefit programs, including the Company’s retirement plan and its medical, dental and other benefits plans.

Chief Executive Officer Compensation

The provisions of our Chief Executive Officer’s (“CEO”) compensation arrangements, which have been approved by the Board, determined the salary paid.  In approving the compensation levels to be paid to the CEO, the Board reviewed and considered the expected value of the leadership that the CEO brings to the Company.  The Board then sets compensation that reflects the Company’s position and potential achievements of the Company under the CEO’s leadership.

Tax Deductibility of Executive Compensation

Under Section 162(m) of the Internal Revenue Code and IRS Notice 2007-49, the Company may not be able to deduct certain forms of compensation in excess of $1,000,000 paid per year to its chief executive officer and its three most highly compensated officers (other than its CEO and CFO) who are employed by the Company at year-end.  The Committee believes that it is generally in the Company’s best interest to satisfy the requirements for deductibility under Internal Revenue Code Section 162(m).  Accordingly, the Committee has taken appropriate actions, to the extent it believes feasible, to preserve the deductibility of annual incentive and long-term performance awards.  However, notwithstanding this general policy, the Committee also believes that there may be circumstances in which the Company’s interests are best served by maintaining flexibility in the way compensation is provided, whether or not compensation is fully deductible under Internal Revenue Code Section 162(m).  The Internal Revenue Code exempts qualifying performance-based compensation from the deduction limit if certain conditions are met.  One of the conditions is stockholder approval of the performance-based compensation provisions.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Summary Compensation Table

The following table summarizes the cash and non-cash compensation earned in 2010 and awarded to or earned by individuals who served as our Chief Executive Officer, our Chief Accounting Officer and two other most highly compensated executive officers serving during and/or at the end of 2010 (each, a “named executive officer, collectively, the “named executive officers”).   The Company’s President and Chief Financial Officer are not employees but have been serving in those capacities, under consulting agreements, since March 9, 2010 and April 15, 2009, respectively.

Name and Principal Position	Year	Salary($) (2)	Bonus($) (3)	Stock Awards($) (3)	Option Awards($) (3)	Non-Equity Incentive Plan Compensa- tion ($) (3)	Changes in Pension Value and Nonqualified Deferred Compensa- tion Earnings ($) (3)	All Other Compensa- tion($) (4)	Total ($)
(a)	(b)	(c )	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Peter Gross (1)	2010	$215,000	$-	$-	$-	$-	$-	$-	$215,000
President and CEO	2009	$-	$-	$-	$-	$-	$-	$-	$-

Thomas Bolan (5)	2010	$145,550	$-	$-	$-	$-	$-	$6,640	$152,190
Chief Financial Officer	2009	$109,588	$-	$-	$-	$-	$-	$-	$109,588

Steven Corcoran (1)	2010	$45,536	$-	$-	$-	$-	$-	$570	$46,106
President and CEO	2009	$134,546	$-	$-	$-	$-	$-	$2,329	$136,875

David Litzen (6)	2010	$133,664	$-	$-	$-	$-	$-	$1,337	$135,001
Vice President, Engineering	2009	$135,426	$-	$-	$-	$-	$-	$9,161	$144,586

Dennis Harstad (7)	2010	$143,629	$-	$-	$-	$-	$-	$6,408	$150,037
Vice President, Operations	2009	$126,485	$-	$-	$-	$-	$-	$7,328	$133,812

(1)   Mr. Corcoran became President and Chief Executive Officer on February 11, 2009 and resigned on March 2, 2010.  Mr. Gross became President and Chief Executive Officer on March 9, 2010.  Payments for Mr. Gross' services were made to add blue Consultoria, Ltda. of which he is Managing Director.
(2)  Employment agreements effective February 15, 2010 called for annual salaries of $147,019, $139,725 and $130,500 for Messrs. Corcoran, Litzen and Harstad, respectively.   However, the Company implemented a broad-based 10% reduction in salary which was subsequently lifted by the Board after Mr. Corcoran's resignation.  The revised salaries of Mr Litzen and Mr. Harstad were increased to $155,250 and $145,000, respectively, at that time.
(3)  There were no bonuses for any Company employee in 2010.  Mr. Corcoran received, and became 100% vested in, a stock option award in March 2010 for 83,333 shares of the Company's common stock with an exercise price of $1.10 per share and a term of three years.  Mr Litzen and Mr. Harstad received stock option awards of 17,466 and 16,313 shares, respectively, of the Company's common stock, with an exercise price of $1.10 per share and a term of ten years, and became 33% vested in those options on the July 1, 2010 award date.   Based on their subsequent resignations, the vested and unvested portions of their awards were forfeited as of March 2011.
(4)  Excluding Mr. Bolan, amounts represent the Company's 2010 contributions to a SIMPLE IRA, as well as the Company's 2010 payments of health, dental and life insurance premiums, on behalf of the named executive.  In July 2010, Mr. Bolan became fully vested in 6,036 shares of the Company's common stock at $1.10 per share for a value of $6,640.
(5) Mr. Bolan became Chief Financial Officer on April 13, 2009.
(6) Mr. Litzen resigned as Vice President, Engineering and Chief Technology Officer on November 10, 2010.
(7) Mr. Harstad resigned as Vice President, Plant Operations and Secretary on December 17, 2010.

Summary of Employment Arrangements with Named Executive Officers
Each named executive officer’s employment arrangement included an annual base as noted in the table above and has a term of 3 years.  The annual salaries of Mr. Litzen and Mr. Harstad reflected a temporary 10% broad based salary reduction which may be lifted during 2010. In addition, each person was eligible to receive a cash bonus of 100% of their base salary each year, in the Board’s discretion.  The named executive officers are entitled to receive reimbursement for reasonable expenses and were eligible to receive benefits generally available to all employees.

If the executive is terminated for cause, the Company must pay salary earned up to the termination date and reimburse the executive for reasonable expenses and unused vacation.  If terminated without cause or if the executive terminates his employment for good reason, the Company must continue to pay the base salary and reimburse medical and dental premiums for a severance period of 4 months, pay the executive a prorated portion of any bonus the executive would otherwise be entitled to, reimburse the executive for reasonable expenses and cause any unvested options to vest and be exercisable.

If, during the term, executive dies or executive’s employment is terminated because executive has become disabled, executive will be eligible to receive (1) six (6) months of severance and (2), at the sole discretion of the Board of Directors (as to both amount of and payment date for), a bonus for the calendar year in which the termination date occurs, pro-rated to reflect the portion of the calendar year for which the executive was employed by the Company.

Under the employment agreements, executives must maintain the confidentiality of the Company’s confidential information and assign any rights to inventions or other intellectual property developed while the executive was employed by the Company.  The employment agreements contain provisions preventing an executive whose employment is terminated from competing with the Company or soliciting the Company’s employees for a period of 12 months following the employment termination.

Employment Agreements—General

In the event of termination for any of the reasons described below, the named executive officer has no obligation to seek comparable employment and, if the executive accepts employment during the severance period, there will be no offset by the Company against the amounts paid for termination. Additionally, the terms of the noncompetition agreement will continue to apply after termination.

Termination for Good Reason or Other Than Cause

In all of our employment agreements with our named executive officers, if his employment is terminated other than for cause, death or disability, or if the executive terminates his employment for good reason, then, the following will be paid by the Company:

• accrued salary to the date of termination, plus an additional four months base salary, paid at the Company’s standard pay dates (or at the Company’s option, in a lump sum payment);

• pro rata bonus through the termination date, if the Board of Directors in its discretion determines that one is payable;

• unused vacation and/or personal time pay;

• vested ERISA benefits, such as those under the SIMPLE IRA plan; and

• benefits that may be required by law, such as those under COBRA.

             Termination for Death or Disability

If a named executive officer's employment is terminated as a result of death or disability, the following will be paid by the Company:

• the executive's accrued salary through the termination date;

• pro rata bonus through the termination date, if the Board of Directors in its discretion determines that one is payable;

• unused vacation and/or personal time pay;

• six (6) months of severance

• vested ERISA benefits, such as those under the SIMPLE IRA plan; and

• benefits that may be required by law, such as those under COBRA.

Termination for Cause

If a named executive officer's employment is terminated for cause, the following will be paid by the Company:

• the executive's accrued salary through the termination date;

• unused vacation and/or personal time pay;

• vested ERISA benefits, such as those under the 401(k) plan; and

• benefits that may be required by law, such as those under COBRA.

If terminated for cause, all rights to exercise any equity incentive/options granted to the executive under the Equity Incentive Plan will terminate and the executive will not be able to exercise any rights or options.

Consulting Agreements

In 2009, the Company entered into a consulting contract with Thomas Schueller, for the position of Executive Chairman, and Thomas Bolan, for the position of Chief Financial Officer.  Mr. Schueller’s contract calls for an unspecified term and monthly payments of $12,102 plus travel costs and a $25 per diem expense reimbursement.  This contract may be terminated at any time by the Board or upon 10 days’ notice by Mr. Schueller.  Mr. Bolan’s contract is on a month-to-month basis for an unspecified period, originally at a rate of $75 per hour plus travel costs and subsequently amended to a rate of $12,500 per month.  This contract may be terminated at any time upon 30 days’ notice by the Board or Mr. Bolan.  In March 2011, Mr. Schueller resigned as Chairman of the Board but continued as a Director on the Board and assumed additional responsibilities as Director of Corporate Affairs.

Mr. Rae has a consulting contract with the Company.  In February 2010, the Company amended its consulting contract with Mr. Rae, pursuant to which Mr. Rae provides general management and financial advisory consulting services to the Company.  Mr. Rae’s contract calls for an unspecified term and monthly payments of $14,000 plus travel costs. This contract may be terminated at any time by the Board or upon 10 days’ notice by Mr. Rae.  In March 2011, Mr. Rae was appointed Chairman of the Board, replacing Mr. Schueller.

The Company has entered into a consulting agreement with add blue Consultoria Ltda., a Brazilian consulting company, for the provision of certain executive services.  Pursuant to this agreement, the services of CEO and President of the Company and its subsidiaries have been performed by Peter Gross beginning March 9, 2010.  The Company’s Brazilian subsidiary, KLE Brazil Ltda., when formed, will fund the payment obligations under the consulting agreement.  An initial payment of $24,000 U.S. was paid to add blue Consultoria Ltda. in March 2010, and thereafter the monthly fee will be $16,000 U.S.  This agreement was subsequently amended to increase the fee to $20,000 per month.  The consulting agreement may be terminated upon 90 days’ notice by either party.  It is anticipated that initially, until his appropriate immigration benefits have been secured, substantially all of Mr. Gross services will be performed at the Company’s Brazilian office.

Summary of Potential Termination or Change-in-Control Payments

The table below reflects the dollar amount of compensation to each named executive officer in the event of termination of such individual’s employment prior to the expiration of the employment agreements.  The amounts shown assume that the termination was effective December 31, 2010.

Benefits and Payments Upon Termination	Voluntary Termination on 12/31/10 ($)(1)	Termination for Cause on 12/31/10 ($)	Involuntary Termination without Cause on 12/31/10 ($)(1)	Retirement at “Normal Retirement Age” on 12/31/10 ($)	Disability on 12/31/10 ($)(2)	Death on 12/31/10 ($)(2)
Peter Gross (6)
Compensation - Salary	$-	$-	$-	$-	$-	$-
Compensation - Bonus	$-	$-	$-	$-	$-	$-
Incentives and Benefits	$-	$-	$-	$-	$-	$-

Thomas Bolan (6)
Compensation - Salary	$-	$-	$-	$-	$-	$-
Compensation - Bonus	$-	$-	$-	$-	$-	$-
Incentives and Benefits	$-	$-	$-	$-	$-	$-

Steven Corcoran (5)
Compensation - Salary	$-	$-	$49,006	$-	$30,000	$30,000
Compensation - Bonus	$-	$-	$-	$-	$-	$-
Incentives and Benefits	$-	$-	$1,218	$-	$-	$-

David Litzen (3)
Compensation - Salary	$-	$-	$51,750	$-	$30,000	$30,000
Compensation - Bonus	$-	$-	$-	$-	$-	$-
Incentives and Benefits	$-	$-	$3,788	$-	$-	$-

Dennis Harstad (4)
Compensation - Salary	$-	$-	$48,333	$-	$30,000	$30,000
Compensation - Bonus	$-	$-	$-	$-	$-	$-
Incentives and Benefits	$-	$-	$1,730	$-	$-	$-

(1)
Effective February 15, 2010, Messrs. Corcoran, Litzen and Harstad each had a 3-year employment agreement commencing January 1, 2010.  Each agreement called for the executive's annual salary and medical and dental premiums to be paid for 4 months in the event of employment termination for other than cause and 6 months in the event of death or disability.

(2)	Represents named executive's AD&D insurance policy coverage amount.
(3)	Mr. Litzen resigned as Vice President, Engineering and Chief Technology Officer on November 10, 2010.
(4)	Mr. Harstad resigned as Vice President, Plant Operations and Secretary on December 17, 2010.
(5)	Mr. Corcoran resigned as President and CEO on March 2, 2110.
(6)	Consultant

Effective March 2, 2010, Mr. Corcoran resigned his position as the Company’s CEO and President and terminated his employment agreement with the Company.  As of the same date, Mr. Corcoran entered into a consulting agreement with the Company, pursuant to which he will continue to provide certain services relating to the Company’s general U.S. operations.  During the first four months of service under his consulting agreement, Mr. Corcoran will receive $12,251 per month.  Thereafter, he will receive a base of $3,000 per month and reimbursement of reasonable expenses in each month for which he provided consulting services.  The Company also: (i) will issue to Mr. Corcoran an option to purchase 83,333 shares of the Company’s common stock at an exercise price of $1.10, exercisable for three years; and (ii) agreed to release 594,046 shares of common stock from the lock-up agreement between Mr. Corcoran and the Company dated September 30, 2008. The consulting agreement may be terminated by the Company at any time following the expiration of the first four months of the agreement and by Mr. Corcoran upon 10 days’ notice.  The Company elected to terminate the agreement after the first four months of services provided by Mr. Corcoran..

Director Compensation

Prior to March 2, 2010 we generally had not compensated Directors for their service as directors.  On March 2, 2010, the Board of Directors approved a Director’s fee of $18,000 per annum that could be awarded to all serving Non-Executive and Non-Consulting directors.  As of the date of this report, Alain Vignon is the only Non-Executive, Non-Consulting director that has so far been awarded this fee and $45,500 has been accrued for his services from his appointment in October 2008 through March 2011.

All directors receive reimbursement of expenses incurred in connection with participation in Board meetings and other approved Board activity.  There were no fees, bonuses, equity awards or other compensation paid to directors in 2010 for their services as a director on the Board.

Bonus Plan

The Board of Directors adopted a cash bonus plan for all employees in the event that the Company consummates a licensing transaction with a certain potential licensor of the Company’s technology.  Based on personnel levels existing at the time of such adoption, up to $125,000 of cash may be allocated among the officers and employees of the Company, at the Compensation Committee of the Board of Directors’ discretion.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and greater than 10% holders of our common stock to file with the SEC reports of ownership of our securities and changes in ownership of our securities. Based on a review of reports filed by our directors, executive officers and beneficial holders of 10% or more of our shares, and upon representations from those persons, the following Securities and Exchange Commission stock ownership reports, required to be filed by those reporting persons during 2008-2010, were not made timely:

Niton Capital, Deutsche Bank Nominees (Jersey) Limited, Warcoing Sucre SA and Pedro de Boeck failed to timely file upon becoming greater than 10% owners as of February 24, 2009 or with respect to any subsequent acquisitions of shares of our common stock .

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of April 22, 2011 with respect to beneficial ownership of our common stock by each of the named executive officer (defined above), each director, each holder of more than 5% of our common stock, and all current directors and executive officers as a group.

Except as indicated in the footnotes to this table, the persons named each have sole voting and investment power over the shares shown as owned by them.  The percentage of beneficial ownership is based on 50,893,309 shares of our common stock outstanding as of April 22, 2011.

Name and Address of Beneficial Owner (1)	Common Stock	% of Class
5% Stockholders (Excluding Directors):
Niton Capital	9,695,568	19.1%
Deutsche Bank Nominees (Jersey) Limited	9,590,341	18.8%
Randy Kramer	4,356,337	8.6%
Warcoing Sucre SA (2)	2,954,545	5.8%
Pelly Management	2,886,364	5.7%

	29,483,155	57.9%

Directors and Named Executive Officers (defined above):
Pedro deBoeck (2)	5,227,272	10.3%
David Litzen (5)	4,356,337	8.6%
Peter Gross (3) (4)	2,500,000	4.9%
Steven Corcoran (4)	594,046	1.2%
Dennis Harstad (6)	594,046	1.2%
Thomas Bolan	-	0.0%
Alan Rae	-	0.0%
Alain Vignon	-	0.0%
Thomas Schueller	-	0.0%
Alain Poncelet	-	0.0%

All directors and executive officers as a group (11 persons)	13,271,701	26.1%

(1) Pursuant to Rule 13d-3 under the Securities and Exchange Act of 1934, as amended, a person has beneficial ownership of any securities as to which such person, directly or indirectly, through any contract, arrangement, undertaking, relationship, or otherwise has or shares voting power and/or investment power or as to which such person has the right to acquire such voting and/or investment power within 60 days from March 31, 2011. Percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of shares outstanding as of such date and the number of unissued shares as to which the person has the right to acquire voting and/or investment power within 60 days. The number of shares shown includes outstanding shares of common stock owned as of April 22, 2011 by the person indicated.
(2) Mr. de Boeck is also the Managing Director of Warcoing Sucre SA.
(3) Mr. Gross is the Managing Director of add blue Consultoria Ltda. which owns 2,500,000 shares of Company common stock.
(4) Mr. Corcoran resigned as President and CEO on March 2, 2010 and Mr. Gross was named President and CEO effective March 9, 2010.
(5) Mr. Litzen resigned as Vice President and Chief Technology Officer on November 10, 2010.
(6) Mr. Harstad resigned as Vice President, Plant Operations and Secretary on December 17, 2010.

Amount and Nature of Beneficial Ownership

On February 24, 2009, the Company sold approximately 54% of its voting securities at that time to certain purchasers under the Purchase Agreement, described in the “Section 16(a) Beneficial Ownership Reporting Compliance” section above.  Certain of the purchasers (Niton Capital and Deutsche Bank Nominees (Jersey) Limited) were existing stockholders of the Company immediately prior to the transaction, and Pedro de Boeck and Warcoing Sucre SA became new stockholders upon closing of the Purchase Agreement.  Niton Capital received additional shares in May of 2009 in lieu of certain fees owed to them.  In addition, Deutsche Bank Nominees (Jersey) Limited and Mr. de Boeck purchased additional shares in August 2009.  These issuances are described in “Certain Relationships and Related Transactions” below.  The current ownership of these purchasers is reflected in the Table of Beneficial Ownership above.

TRANSACTIONS WITH RELATED PERSONS

The following summary descriptions of agreements to which we are a party are qualified in their entirety by reference to the agreement to which each summary description relates, each of which we have filed with the SEC.

In general, the Company does not have a formal policy or procedures for the review, approval or ratification of related party transactions.  The Audit Committee, under its charter, has been delegated by the Board the authority to review and approve related party transactions. Management generally seeks approval of related party transactions from the Audit Committee.

add blue Agreements

On September 1, 2010, the Company entered into a Master Collaboration Agreement (the “Collaboration Agreement”) with add blue Consultoria Ltda., a foreign company organized under the laws of Brazil(“Add Blue”) from which we retained the services of our Company President and CEO who is also an owner of Add Blue.  The Collaboration Agreement amends and restates and supersedes all prior agreements between the two parties are replaced.  Pursuant to the Collaboration Agreement, Add Blue expressly waived any and all rights throughout the world that it may have in respect to any and all of the Company’s intellectual property, whether obtained through the prior agreements or otherwise.  In addition, the Collaboration Agreement provides for the cancellation and termination of an option previously granted by Add Blue to the Company to purchase 20% of its equity.  The Collaboration Agreement also provides for cash payments by the Company to Add Blue, between September 2010 and August 2011 and based on the achievement of certain milestones in respect of customer payments to the Company, aggregating up to $2,583,000 for the acquisition of Add Blue’s territorial licensing rights to the Company’s proprietary technology.

The Company also issued to Add Blue 1,500,000 shares of the Company’s common stock, with a fair value of $1.10 per share for an aggregate value of $1,650,000, as of September 30, 2010 pursuant to this Collaboration Agreement.  In addition, in the event that the required conditions for the payment of funds by a customer have been satisfied, the Company agreed to issue to Add Blue an additional 500,000 shares of the Company’s common stock.

In December 2010, as provided by the Collaboration Agreement, the Company also issued 1,000,000 shares of common stock, with a fair value of $1.10 per share for an aggregate value of $1,100,000, to Add Blue for its waiver of all rights to minority ownership of a Company subsidiary to be formed in Brazil.

The Collaboration Agreement will remain in force for a period of 540 days, and upon the expiration of such term, it will automatically renew for an additional period of 360 days, unless either party gives no less than 30 days prior written notice of its intention to terminate the agreement.

Effective March 8, 2010, the Company entered into a consulting agreement with Add Blue for the provision of certain executive services.  Pursuant to this agreement, the services of CEO and President of the Company and its subsidiaries are to be performed by Peter Gross.  An initial payment of $24,000 U.S. was paid to add blue Consultoria Ltda. on March 31, 2010, and thereafter the monthly fee was to be $16,000 U.S.  The consulting agreement may be terminated upon 90 days’ notice by either party.  This agreement was subsequently amended, as part of the Collaboration Agreement between the Company and Add Blue, to change the monthly fee to $20,000 U.S. per month.  It is anticipated that a substantial portion of Mr. Gross’ services will be performed from his Brazilian office.

Western Biomass Energy

The Company enters into numerous transactions with Western Biomass Energy LLC (“WBE”) throughout the year.  Mr. Gross and Mr. Bolan serve as managers of WBE, and the Company holds an approximate 64% ownership interest in WBE.  (Mr. Corcoran and Mr. Harstad also served as managers of WBE until their resignations on March 2, 2010 and December 17, 2010, respectively.) WBE owns our main cellulose-based ethanol facility.   The most common type of transaction we enter into with WBE is to provide engineering services as well as funding for operating and capital expenditures.  As of December 31, 2010, WBE owed us approximately $9.8 million.  Although a Promissory Note, bearing an interest rate of 7.5%, has been created to memorialize this related party indebtedness, there is currently no specific repayment schedule for these debts owed to the Company by WBE.

Other Subsidiaries

The Company has informal, unwritten agreements with its subsidiaries, Western Biomass Energy LLC, KL Management LLC, KLHC LLC (formerly known as KL Energy LLC) and Patriot Motor Fuels LLC regarding the funding of their operations. Effective in June 2009, KL Management LLC, KLHC LLC and Patriot Motor Fuels LLC were discontinued as a result of the severe change in the economics of the ethanol industry but especially due to the Company’s re-focus on cellulosic ethanol commercialization efforts.

Security National Bank Loan

On April 6, 2007, Security National Bank of Omaha loaned $2,000,000 to WBE with a maturity date of April 6, 2009.  We are a guarantor with respect to this loan and are providing funds for WBE to make payments on this loan.  This was renegotiated in early 2009 which resulted in a $500,000 principal payment by KL to Security National Bank on WBE’s behalf and the maturity date being changed to March 27, 2010.  In March 2010 and 2011, Security National Bank renewed this loan at the then existing remaining balance, and revised the maturity date to the following March.    Based on timely compliance with loan payment obligations, we expect that additional loan maturity extensions will continue to be available.

Escrow Agreement

In connection with the Merger, the Company entered into a Performance Escrow Agreement with certain of its officers (Mr. Kramer, Mr. Litzen, Mr. Corcoran and Mr. Harstad). The agreement provides that the 9,900,765 shares of common stock issued to such officers in connection with the Merger be deposited into escrow, with up to 20% of the escrowed shares subject to cancellation if certain performance milestones by the Company are not achieved.  In connection with their departure, the Company agreed to release shares, belonging to Mr. Kramer and Mr. Corcoran, from this Escrow Agreement.  Pursuant to a Separation and Release Agreement related to this resignation, Mr. Litzen’s 4,356,336 shares, previously controlled by the Escrow Agreement, shall remain in escrow until the earlier of November 1, 2012 or upon attaining nameplate capacity in the first new commercial cellulosic ethanol plant constructed using the Company’s proprietary technology. As a result, only the 4,950,383 shares held by Mr. Litzen and Mr. Harstad remain subject to the Escrow Agreement.

Loan from Executive Officer

We had a subordinated unsecured note payable to Mr. Kramer totaling $600,000 at March 31, 2009.  This note has a variable interest rate, which was 5.0% at March 31, 2009, with interest paid quarterly.  This note was unsecured and did not have a specified due date. In February 2009, the note was modified to require principal payments of $10,000 per month beginning September 2009 over a 60 month term. The principal payments are scheduled to be $120,000 in 2011, 2012 and 2013, respectively, and $67,000 in 2014.  As security for our obligations under this note, we granted to the lender a security interest in our current and future accounts receivable. In addition, when we receive future equity financing, we are obligated to pay 5% of the proceeds towards principal payments on this note.

Consulting Agreement with former Executive Officer

Pursuant to a Separation and Release Agreement related to his resignation in November 2010, the Company and Mr. Litzen also signed a Consulting Agreement (“Agreement”) whereby Mr. Litzen will provide technical engineering and other support services as an independent contractor.  This Agreement may be terminated by either party after four months and with five days’ notice.  Mr. Litzen will be paid $1,000 per day for specific tasks with a guaranteed minimum compensation of $60,000 during the first four months of service und upon compliance with certain conditions.  In addition, if the Agreement is terminated by the Company after the first four months, Mr. Litzen will be paid a $26,000 bonus.

Registration Rights Agreement

Certain investors, including purchasers under the Purchase Agreement, have so called “piggyback” registration rights.  In the event that we register shares on a registration statement filed with the SEC (other than a registration statement on Form S-8 or other form intended to register shares issued for compensatory purposes), such investors have the right to have their shares registered for re-sale, with certain limitations that may be imposed at the request of an underwriter of such a public sale of shares.

Secured Convertible Promissory Notes and Derivative Warrant Liability

In November 2010, KL Energy Corporation (the “Company”) consummated a financing with several accredited investors pursuant to a Note and Warrant Purchase Agreement (the ”Purchase Agreement”). Pursuant to the terms of the Purchase Agreement, the Company issued to the investors secured convertible promissory notes (the “Notes”), and related stock purchase warrants (the “Warrants”), for an aggregate purchase price of $4,480,000 (excluding $1,821,508 of existing promissory notes that were converted into these new Notes and Warrants). The aggregate notes issued of $6,301,508 include loans from related parties of approximately $3,601, 508.  In order to induce each Investor to extend the credit evidenced by the Notes, the Company entered into the Security Agreement, which granted a security interest of first priority in all right, title and interests of the Company in and to all of the Company’s property which has not already been covered by liens. The Purchase Agreement also provides each Investor with the right of first offer, within 10 days of being notified, to purchase its pro-rata share of capital stock which the Company proposes to issue in a subsequent equity financing.

Each Note carries an interest rate of 10.0% per annum and is payable eight months after its issuance.  In the event the Company consummates, prior to the maturity date of the Notes, an equity financing pursuant to which it sells shares of its capital stock for an amount of not less than $15,000,000 and with the principal purpose of raising capital (a “Qualified Equity Financing”), then the investor may elect to convert all or part of the outstanding principal amount and the accrued but unpaid interest under such Note into shares of the capital stock at the same price and on the same terms as the other investors that participate in the Qualified Equity Financing.  In the event that a merger or sale of the Company’s assets (a “Liquidity Event”) occurs prior to the maturity date of the Notes, all or a portion of the outstanding principal amount and all accrued but unpaid interest under the Note will be convertible at the option of the investor into that number of shares of the Company’s capital stock as is determined by dividing such principal amount and accrued interest by 80% of the price per share of the Company’s capital stock determined as of the date of the Liquidity Event.  In lieu of the conversion of the Note, the investor may demand payment of the principal and accrued but unpaid interest outstanding as of the date of the Liquidity Event.  The Notes also embody contingent equity-linked share price protections on the embedded conversion feature in the form of down-round, anti-dilution adjustments to the conversion price during the term to maturity. In addition, the underlying contracts extend the down-round, anti-dilution protection to the underlying shares of common stock, if the financial instrument is converted, for a period of two years following the maturity date.

Voting Agreement

Certain of our significant stockholders entered into a Voting Agreement with Pelly Management, the financial adviser engaged by us with respect to private placement financing and investor relations services.  The Voting Agreement required that the principal stockholders at that time (Mr. Kramer, Mr. Litzen, Mr. Harstad and Mr. Corcoran) agree to vote in favor of maintaining a five-member Board of Directors, of which two directors will be designated by Pelly Management, two will be nominated generally by the Board and one will be nominated upon mutual agreement of Pelly Management and the significant stockholders.  The Voting Agreement will terminate when, among other conditions, certain investors, introduced to us by Pelly Management, collectively hold less than 25% of our outstanding common stock held by non-affiliates.

Pelly Management Consulting Agreements

Mr. Rae receives consulting fees from Pelly Management for any services he performs from time to time for that firm.

Pursuant to its agreement with the Company, Pelly Management, an over-5% shareholder which provided financial advisor services, received fees of $630,000 and $585,000 for the years ended December 31, 2010 and 2009, respectively.

AUDIT COMMITTEE

Report of the Audit Committee

Management is responsible for the Company’s internal controls, and the Company’s independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with U.S. generally accepted accounting principles and issuing a report on the financial statements.  The Audit Committee has general oversight responsibility with respect to these matters.  The Audit Committee reviews the results and scope of the audit conducted by the Company’s independent auditors.

The Audit Committee has met and held discussions with our management and independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles.  The Audit Committee has:

•	reviewed and discussed the audited financial statements with management;

•
discussed with the independent auditors the matters required to be discussed by the statements on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•
received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditor the independent auditor’s independence.

 Based on the Audit Committee’s review and discussions detailed above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE:

Tom Schueller
Alan Rae
Alain Poncelet

The preceding information under the caption “Report of the Audit Committee” shall be deemed to be “furnished” but not “filed” with the Securities and Exchange Commission.

Pre-Approval Policy and Procedures for Services of Independent Public Accountants

As part of its duties under the Audit Committee Charter, the Audit Committee annually pre-approves all audit and non-audit services performed by the Company’s auditors in order to assure that the auditors are independent from the Company.  If a type of service to be provided by the auditors has not been pre-approved during this annual process, the Audit Committee pre-approves such service on a case-by-case basis.  The Audit Committee does not delegate to management its responsibilities to pre-approve services performed by the auditors.

Appointment of Auditors for 2010

The Audit Committee of our Board engaged Ehrhardt, Keefe, Steiner & Hottman PC to serve as our independent public accountant for the year ending December 31, 2010.

Audit Fees

The following table presents aggregate fees billed for professional services rendered by Ehrhardt, Keefe, Steiner & Hottman PC, our principal accountant in fiscal year 2010:

Type of Fee	2010	2009
Audit Fees	$191,634	$178,054
Tax Fees	-	-
	191,634	178,054

All Other Fees	-	-

Total Fees	$191,634	$178,054

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information with the SEC.  You may obtain such SEC filings from the SEC’s website at http://www.sec.gov.  You can also read and copy these materials at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330.

CONCLUSION

As a matter of regulatory compliance, we are providing this Information Statement to you which describes the purpose and effect of the above actions.  Your consent to the above actions is not required and is not being solicited in connection with these actions.  This Information Statement is intended to provide the Company’s stockholders information required by the rules and regulations of the Exchange Act.

WE ARE NOT ASKING YOU FOR A PROXY OR CONSENT AND YOU ARE REQUESTED NOT TO SEND US A PROXY OR CONSENT.  THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

By Order of the Board of Directors

/s/ Peter Gross
Peter Gross
Chief Executive Officer and President

May 2, 2011